UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco Advantage Municipal Income Trust II

Invesco Bond Fund

Invesco California Value Municipal Income Trust

Invesco Dynamic Credit Opportunities Fund

Invesco High Income Trust II

Invesco Municipal Opportunity Trust

Invesco Municipal Trust

Invesco Pennsylvania Value Municipal Income Trust

Invesco Senior Income Trust

Invesco Trust for Investment Grade Municipals

Invesco Trust for Investment Grade New York Municipals

Invesco Senior Loan Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Key Dates

•	Week of July 21, 2014. Proxy mailing to shareholders begin.

•	Aug. 29, 2014. Shareholder meeting.

•	Aug. 29, 2014 Effective date (pending shareholder approvals)

July 21, 2014

Important Updates for Invesco Senior Loan Fund and certain Invesco Closed-End Funds

Beginning the week of July 21, 2014, Proxy Statements will be mailed to shareholders of the Invesco Senior Loan Fund, and certain Invesco closed-end funds requesting their vote to elect the Trustees for each of the Board of Trustees (each a “Board”). In order to achieve certain operational efficiencies and reduce expenses for the funds, each Board has determined that it would be in the best interests of each fund and its shareholders to consolidate the Board’s membership with the membership of the other Invesco-branded funds Boards (“Houston Board”). The board consolidation will take place by electing members of the Houston Board to each Board. The vote will take place at the Joint Annual Meeting of Shareholders on Aug. 29, 2014.

In support of this initiative, the proxy solicitor, Computershare Fund Services, may contact shareholders of the affected funds by telephone and/or mail and encourage them to vote.

Shareholders of the following funds will receive the Proxy Statements:

Fund Name	CUSIP	Ticker
Invesco Senior Loan Fund*	46131G109	VSLAX
Invesco Advantage Municipal Income Trust II	46132E103	VKI
Invesco Bond Fund	46132L107	VBF
Invesco California Value Municipal Income Trust	46132H106	VCV
Invesco Dynamic Credit Opportunities Fund	46132R104	VTA
Invesco High Income Trust II	46131F101	VLT
Invesco Municipal Opportunity Trust	46132C107	VMO
Invesco Municipal Trust	46131J103	VKQ
Invesco Pennsylvania Value Municipal Income Trust	46132K109	VPV
Invesco Senior Income Trust	46131H107	VVR
Invesco Trust for Investment Grade Municipals	46131M106	VGM
Invesco Trust for Investment Grade New York Municipals	46131T101	VTN

*	A share information only

How do I vote my proxy?

You may cast your vote by mail, phone or internet. To vote by mail, please mark your vote on your proxy card received by mail and sign, date and return the card in the postage-paid envelope provided. If you choose to vote via phone or internet, please refer to the instructions found on the proxy card accompanying the Proxy Statements. To vote by phone or internet, you will need the “control number” that appears on the proxy card.

For more information please contact the 24-hour Automated Investor Line at 1-800-341-2929 or on the internet at www.invesco.com/us.

Contact Us

Should you have questions, please contact your financial advisor for more information. Financial professionals should contact Invesco at:

National Wirehouse	Independent Advisor	Institutional and Insurance Sales
800-998-4246	800-337-4246	800-410-4246

Broker Dealer	Retirement Division	Registered Investment Advisor
800-421-0807	800-370-1519	800-421-4023

Client Services	Closed-End Funds	Global Liquidity
800-959-4246	800-341-2929	800-659-1005, option 2

About risk

For complete details about the risks associated with each of the funds, see the prospectus and/or shareholder reports.

FOR US USE ONLY

NOT FDIC INSURED | MAY LOSE VALUE | NO BANK GUARANTEE

Before investing, investors should carefully read the prospectus and/or summary prospectus and carefully consider the investment objectives, risks, charges and expenses. For this and more complete information about the fund(s), investors should ask their advisors for a prospectus/summary prospectus or visit invesco.com/fundprospectus.

Note: Not all products, materials or services available at all firms. Advisors, please contact your home office.invesco.com/us

invesco.com/us                     IFSLCE-FLY-1-E                     07/14                     8822                                     Invesco Distributors, Inc.